Exhibit 99.1

Dear Stockholders,

It is no longer a dream; it is a reality! Against all odds, we did what we said we were going to do. Thanks to our stockholders for trusting our vision as we navigated some of the most dire circumstances during a global pandemic, we were able to uplist to the Nasdaq Capital Market (Nasdaq), one of the world’s largest stock exchanges, under the trading symbol “VINO”. This is privilege that very few companies have the opportunity to successfully accomplish.

We’d like to remind you that all of our board members, as well as myself and our CFO, have voluntarily locked up our shares in an agreement (which has been reported to the SEC) that we will not sell any shares before 12 months.

During our welcome zoom meeting with Nasdaq officials, they extended an open invitation for Gaucho Holdings to celebrate with Nasdaq’s iconic bell ringing ceremony. This of course represents an enormous opportunity to showcase our brands and all our achievements and milestones before a global audience.

Nasdaq’s bell ceremony provides a platform for our company to generate meaningful exposure that can spotlight us as a world leader in luxury lifestyle and travel, investment opportunities, and more. The future date for our event has not yet been determined due to the pandemic and travel restrictions, however we anticipate setting a date later this year, in what we hope will be a post-Covid world.

The Nasdaq team mentioned they have a new room that was opened just prior to the Covid lockdown that can hold up to 450 people. So once the date is established, we will be sending out invites to those of you who wish to join us at the Nasdaq in New York City’s Times Square for this extraordinary event! Please see this link from the Nasdaq website that describes the ceremony and the potential for global exposure. Obviously you are aware the Nasdaq bell ringing ceremony is broadcast nationally on financial television networks, social media and other outlets, with the potential to reach millions of viewers.

Interestingly, it was just reported in the San Francisco Chronicle that two California wineries, Vintage Wine Estates and, reportedly, Duckhorn Wines, are set to be the first in California to go public in 20 years. One of the main takeaways from the article is that wineries that are part of diversified companies (such as ours), and who pursue growth by acquisitions and roll up strategy (does this sound familiar?) may well have an advantage over other small wineries who have gone public without that broader vision. In any event, you can read the article about Duckhorn Wines and Vintage Wine Estates here.

Our Nasdaq uplisting, of course, is not an exit strategy for us, but rather a new beginning and a time for focusing on the long-term growth of our brands. In the last several weeks, some other positive developments have occurred that we’d like to take this opportunity to share with you.

Gaucho Group Holdings, Inc. announces appointment of two new members of our Board of Directors

Our team is ready to grow and scale. To help us do so, we are building an incredible Board of Directors and acquiring new advisors with massive experience and connections in the global luxury, travel and hospitality worlds. In the years ahead, our goal is to make household names of Algodon wines, as well as our anticipated upcoming Gaucho wine (more on that below), and our real estate and hospitality endeavors. We recently announced the appointment of Edie Rodriguez (read the press announcement here), and the appointment of Mark Dumont, both as new company directors. We believe both Edie and Mark are each uniquely qualified to serve as directors because of their diverse experience in businesses across multiple sectors from finance to wine and spirits, to luxury travel and hospitality.

Two new recent wine accolades

Algodon Fine Wines’ PIMA 2012 vintage was awarded a 91 Point Rating by Wine Enthusiast Magazine (a wine rating of 90-93 is considered to be “excellent”), and Algodon’s Grand Cuvee 2012 was awarded a gold medal (for an Oaked Malbec Blend) from the Drink’s Business 2020 Global Malbec Masters competition.

Ours are serious wines, entering serious competitions, and getting serious results.

This recognition stands as a testament to the skill and dedication of our first-class winemaker, Mauro Nosenzo, as well as our supporting wine team and wine advisors. We are excited about the continued roll out of our wines via e-commerce in the U.S. and in South America, and support such as this only adds to our ability to reach new audiences.

Algodon Wine Estates pays final balance on estate expansion

We are thrilled to be able to share that we have paid off the final balance on the additional 2000 + acres of the expanded property. Algodon Wine Estates is now officially 4,138 acres of completely unleveraged real estate.

Algodon Wine Estates bountiful 2021 Harvest

Our entire wine team is thrilled with the result so far of this year’s harvest! But images can speak a thousand words, so we’ll let them do the talking here:

Pictured above are two proud generations working at Algodon: our Agronomical Engineer Coco, and his son Manuel.

Algodon Wine Estates, assets and initiatives

With the use of proceeds from our capital raise, we intend to expand the winery, add infrastructure at Algodon Wine Estates, and focus on the scale of our international wine distribution by working with our importers.

For our vineyard estate residences at Algodon, we are preparing additional lots to deed, additional water wells have been added (and more are on the horizon) which can increase the value of the overall property (allowing us to add even more infrastructure), and the country’s low labor and material costs will allow us to further build.

Despite the pandemic, Mendoza is in fact open for business. We anticipate in a post-Covid world, Argentina will experience a tourism boom due to the peso devaluation, which currently is an extraordinary 90 to 1 against the dollar. And supporting trends during pandemic show there is strong demand for rural real estate.

People are indeed attracted to the natural distancing, and the volume of guests we’re seeing at our lodge and restaurant are further evidence of that.

There is so much that we’ve built to date — from the ground up — at Algodon Wine Estates, and so many reasons we sometimes refer to it as a type of “Disneyland for adults” (capturing wine, wellness, culinary and sport). Our goal is to make Algodon Wine Estates the finest vineyard resort in all of Latin America, and perhaps the world. That’s our goal, let’s see how we get there.

Here are some wonderful images we just received, that we feel truly capture the Algodon Life. We hope you enjoy:

New vintages, blends and wine labels to look forward to

This year, be on the lookout for new wines from Algodon, including a special blend from our winemaker, Mauro Nosenzo, as well as a trademark-approved Gaucho wine that we’re very excited to roll out. The rendering below is still a draft representing the concept, but you get the idea! You’ll want to be first in line to order these!

Gaucho - Buenos Aires in 2021

Our contemporary luxury leather goods and accessories brand will continue to focus on e-commerce, which is a very scalable business model. In 2021 we expect to increase digital advertising to spread awareness, we expect to increase production, and we hope to enter the Asian market, seeking partnerships with well-known international retailers with broad audience reach.

We are excited about the road ahead! Our team has a 12, 24, and 36 month plan to increase e-commerce sales revenue, lot sales, and wine sales, and to leverage our Nasdaq listing to perhaps acquire other synergistic businesses that could potentially add additional revenues, assets, and great value to our company.

We anticipate that many asset prices have availed themselves at discounts due to the pandemic. We proceed with great optimism, enthusiasm, and passion with the goals of achieving successes and value for our stockholders.

Stay tuned for more exciting news ahead! Everyone on our growing team is working hard to create more avenues of growth, more opportunity, more revenues, more improvements, and adding to the substantial hard assets that we have today.

Do not underestimate the power and strength of our current mostly non-leveraged assets, our Nasdaq listing, our new capital raise, or the growing knowledge base of our expanding team as we fuel to scale. Without the shear resilience of our internal team and our wonderful and patient shareholder base, we could not be in this wonderful position we find ourselves in today. For that, I thank each of you, and our entire team both in the USA and abroad.

I could not be more excited about our future. I personally believe we can all expect to see a post pandemic world that is a new roaring 20s of growth, travel, and investment — a world in which there is a new appreciation and priority placed on the importance of family and friends, health, and personal growth. Our luxury lifestyle assets at Gaucho are very much aligned to be a part of what we believe may be a new normal.

Wishing you all a very happy, healthy and prosperous year. We have not come this far to only come this far. Today is a new beginning. Go VINO!

Sincerely,

Scott L. Mathis
Founder, Chief Executive Officer and
Chairman of the Board of Directors
smathis@gauchoholding.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

THIS LETTER SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

Gaucho Group Holdings, Inc. | 1445 16th Street, Ste. 403, Miami Beach, FL 33139

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Sent by smathis@gauchoholdings.com